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                                  EXHIBIT 10.7

                               SERVICES AGREEMENT

                  This SERVICES AGREEMENT (as amended, supplemented or otherwise modified from time to time and at any time, this "Services Agreement"), is entered into as of September 5, 2003, between INDIAN-MARTIN, INC., a Nevada corporation ("IM, Inc."), and MARTIN YALE INDUSTRIES INC. ("Seller" or in its capacity as servicer, the "Servicer"), a corporation incorporated under the laws of Indiana.

                                   DEFINITIONS

                  Unless otherwise defined herein or the context otherwise requires, certain terms that are used throughout this Services Agreement are defined in Exhibit 1 to the Receivables Purchase Agreement, dated as of even date herewith, between IM, Inc. and Seller, which definitions set forth on said
Exhibit 1 are incorporated herein by this reference.

                             PRELIMINARY STATEMENTS

                  As of the Effective Date, IM, Inc. is purchasing Receivables and Related Rights from Seller, pursuant to one or more of the Receivables Purchase Agreements between IM, Inc. and Seller and others, together with Receivables and Related Rights currently owned by Indian-Martin AG, a Swiss corporation (the "Swiss Subsidiary"), which were previously sold to the Swiss Subsidiary by Seller and others.

                  IM, Inc. desires to appoint Seller as the Servicer to collect Assigned Receivables and Related Rights as IM, Inc. is and will be purchasing from Seller and the Swiss Subsidiary (the "Swiss Receivables") arising from prior transactions with Seller commencing as of the Effective Date and may from time to time thereafter purchase from Seller.

                  Seller is willing to undertake to act as the Servicer for IM, Inc.

                  NOW THEREFORE, in consideration of the mutual promises and provisions herein contained, the parties agree as follows:

ARTICLE 1         COLLECTION SERVICES

                  Section 1.01. Appointment of Servicer. IM, Inc. hereby appoints Seller to perform the duties and obligations of the Servicer.

                  Section 1.02. Duties of Servicer.

                  (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Assigned Receivable and each Swiss Receivables from time to time, all in accordance with this Services Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

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                  (b)      The Servicer shall set aside for the account of IM,
Inc. the amount of the Collections to which IM, Inc. is entitled in accordance with the Receivables Purchase Agreement and shall deposit for the account and benefit of IM, Inc. the amount of such Collections as IM, Inc. shall direct the Servicer. The Servicer, if instructed by IM, Inc. or its lender, will instruct all Obligors to cause all Collections to be sent to a Lock-Box Account. In the event that Seller receives Collections directly from any Obligor, Seller shall deposit such Collections into a Lock-Box Account by the end of the then current four week accounting period of Seller.

                  (c) The Servicer, at the direction of IM, Inc. or its lender, shall commence or settle any legal action to enforce collection of any Assigned Receivable or to foreclose upon or repossess any Related Property.

                  (d) The Servicer shall perform such other acts and provide such other services as IM, Inc. or its lender may from time to time reasonably request and the Servicer may agree to perform or provide.

                  (e) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Assigned Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Assigned Receivables (including, without limitation, records adequate to permit the daily identification of each new Assigned Receivable and all Collections of and adjustments to each existing Assigned Receivable), but only for a period of at least forty-eight (48) months from the date of the origination thereof.

                  (f) The Servicer shall permit IM, Inc. or its lender on reasonable notice at any time during normal business hours to inspect, audit, check and make abstracts from accounts, records, correspondence and other papers pertaining to the Assigned Receivables. IM, Inc. shall deliver to the Servicer and the Servicer shall hold for the benefit of IM, Inc., all records and documents (including without limitation computer tapes or disks) with respect to each Assigned Receivable.

ARTICLE 2         CONSIDERATION FOR PERFORMANCE OF SERVICER'S ACTIVITIES

                  Section 2.01. Compensation for Performance of Servicer's Activities. In consideration for the performance of the Servicer's collection and servicing activities set forth in Article 1 of this Services Agreement (the "Servicing Activities"), commencing as of the Effective Date, IM, Inc. shall compensate the Servicer in an amount equal to the Operating Costs incurred by the Servicer plus the Percentage Fee. The term "Operating Costs" shall mean the costs of those Services as set out in Annex 1 to this Services Agreement. The term "Percentage Fee" shall equal the percentage of Operating Costs as determined pursuant to an economic transfer pricing study as calculated by an independent third party acceptable to both IM, Inc. and the Servicer. IM, Inc. and the Servicer agree that until otherwise agreed the initial Percentage Fee shall equal 2.23% of Operating Costs based upon the economic transfer pricing study that has been previously agreed to by IM, Inc. and Servicer.

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                  Section 2.02. Reports. The Servicer shall provide reports to
IM, Inc. listing the Servicing Activities that the Servicer has provided for IM, Inc. during each fiscal quarter of the Servicer. Each Report shall be submitted no later than fifteen (15) days following the end of each quarter of the calendar year, and shall be in the form of Annex 2 to this Services Agreement.

                  Section 2.03. Payment by IM, Inc. IM, Inc. shall pay the amount stated in a Report to the Servicer within thirty (30) days following receipt of such Report.

                  Section 2.04. Currency. All financial obligations originating from the terms and conditions of this Article 2 shall be denominated in U.S. dollars.

ARTICLE 3         INDEPENDENT CONTRACTOR

                  Section 3.01. Independent Contractor. The Servicer is, and shall remain, an independent contractor, and not an employee or partner of IM, Inc. The Servicer shall be solely liable for any loss or damage caused by it or its employees or agents.

                  Section 3.02. Servicer Not an Agent. IM, Inc. does not appoint the Servicer as its agent or authorize the Servicer to hold itself out as agent of IM, Inc., nor does IM, Inc. authorize the Servicer to pledge the credit of, or enter into any contract on behalf of, IM, Inc.

                  Section 3.03. Contracts. The Servicer shall not have the right to assume or create any obligation of any kind, either express or implied, on behalf of IM, Inc., except as expressly provided for in this Services Agreement. No agreement or commitment made on behalf of IM, Inc. is binding on IM, Inc. without a confirmation by cable, facsimile, or other writing by a person duly authorized to act on IM, Inc.'s behalf.

ARTICLE 4         INDEMNIFICATION

                  The Servicer agrees to indemnify IM, Inc. and each of its permitted assigns, officers, directors, employees, agents, lenders or secured creditors (each of the foregoing Persons being individually called an "Indemnified Party") against, and hold IM, Inc. and each Indemnified Party harmless from, any and all claims asserted against IM, Inc. or any Indemnified Party by any third party arising out of any wrongful or negligent act or omission of the Servicer in performing any of the activities that the Servicer shall perform or furnish for IM, Inc. pursuant to the provisions of this Services Agreement; provided however, that IM, Inc. shall promptly notify the Servicer in writing of each such claim made or suit thereon instituted against IM, Inc. or any Indemnified Party and the details thereof, and shall not pay or compromise any such claim or suit without the written approval of the Servicer, and the Servicer shall be permitted to assume and direct the defense of any such suit by counsel of its own choosing.

ARTICLE 5         COMPLIANCE WITH LAW

                  The Servicer agrees that it shall not violate any applicable law or regulation of any country or political subdivision in performing or purporting to perform its obligations arising out of, or in connection with, this Services Agreement. The Servicer agrees to maintain any

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records required by applicable laws and regulations and to provide all written assurances required by IM, Inc. or its lender in connection with compliance with this Article 5.

ARTICLE 6         PAYMENTS AND COMPUTATIONS

                  Section 6.01. Amounts Paid by Servicer and IM, Inc. All amounts to be paid or deposited by the Servicer and IM, Inc. hereunder shall be paid or deposited no later than 2:00 p.m. (Central time) on the day when due in same day funds. All amounts received after 2:00 p.m. (Central time) will be deemed to have been received on the immediately succeeding Business Day.

                  Section 6.02. Business Day. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day.

ARTICLE 7         TERM AND TERMINATION

                  Section 7.01. Term. This Services Agreement may be terminated by either party at any time by giving the other party thirty (30) days' prior written notice of the effective date of termination.

                  Section 7.02. Rights on Termination. On termination of this Services Agreement:

                  (a) All rights and obligations of the parties shall cease and terminate except that the obligations of both parties under this Services Agreement otherwise shall continue in effect after the date of termination with respect to all Assigned Obligations owned by IM, Inc. on the date of termination or previously acquired by IM, Inc. (including obligations of accounting and rights of indemnification provided for herein).

                  (b) The Servicer shall turn over to IM, Inc. records and documents in the Servicer's files relating to Assigned Receivables (including without limitation computer tapes or disks with respect to each Assigned Receivable). All such records and information shall be treated as confidential and shall not be disclosed by the Servicer to any other Person either during or after the term of this Services Agreement without the prior written consent of IM, Inc.

ARTICLE 8         MISCELLANEOUS

                  Section 8.01. Notices. All notices and other communications provided for hereunder shall, unless otherwise expressly stated herein, be in writing (which shall include facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name below or at such other address or facsimile number as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three (3) Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one (1) Business Day after having been given to such courier,

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and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

                           The Servicer:     Martin Yale Industries Inc.
                                             251 Wedcor Drive
                                             Wabash, IN  46992
                                             Attn:  Mr. Terry Frandsen
                                             Telephone: (260) 569-7208
                                             Facsimile: (260) 563-4575

                           IM, Inc.:         Indian-Martin, Inc.
                                             2325-B Renaissance Drive, Suite 10
                                             Las Vegas, NV  89119
                                             Attention: President
                                             Telephone: (702) 740-4244
                                             Facsimile: (702) 966-4247

                  Section 8.02. Force Majeure. If the performance of any part of this Services Agreement by either party, or of any obligation under this Services Agreement, is prevented, restricted, interfered with, or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, on giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss in good faith what, if any, modification of the terms of this Services Agreement may be required in order to arrive at an equitable solution.

                  Section 8.03. Successors and Assigns. This Services Agreement shall be binding on and shall inure to the benefit of the parties, Affiliates, their respective successors, successors in title, and assigns, and each party agrees, on behalf of it, its Affiliates, successors, successors in title, and assigns, to execute any instruments that may be necessary or appropriate to carry out and execute the purposes and intentions of this Services Agreement and hereby authorizes and directs its Affiliates, successors, successors in title, and assigns to execute any and all such instruments. Each and every successor in interest to any party or Affiliate, whether such successor acquires such interest by way of gift, devise, assignment, purchase, conveyance, pledge, hypothecation, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Services Agreement. The rights of the parties, Affiliates, and their successors in interest, as among themselves and shall be governed by the terms of this Services Agreement, and the right of any party, Affiliate or successor in interest to assign, sell or otherwise transfer or deal with its interests under this Services Agreement shall be subject to the limitations and restrictions of this Services Agreement.

                  Section 8.04. Amendment. No change, modification, or amendment of this Services Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced

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and any lender of IM, Inc. to which IM, Inc. shall have granted a Lien in, or assigned to, any of the Assigned Receivables.

                  Section 8.05. Remedies Cumulative. The remedies of the parties under this Services Agreement are cumulative and shall not exclude any other remedies to which either party may be lawfully entitled.

                  Section 8.06. Further Assurances. Each party hereby covenants and agrees that it shall execute and deliver such further documents and take such further actions as may be required to implement any of the provisions of this Services Agreement.

                  Section 8.07. No Waiver. The failure of either party to insist on strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such party's right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Services Agreement.

                  Section 8.08. Entire Agreement. This Services Agreement embodies the entire agreement and understandings of the parties hereto, and supersedes all prior or contemporaneous agreements and understandings of such Person, verbal or written, relating to the subject matter hereof and thereof. The Annexes to this Services Agreement shall be deemed incorporated by reference into this Services Agreement as if set forth herein.

                  Section 8.09. Headings. The captions and heading of this Services Agreement and in any Annex hereto are for convenience of reference and shall not affect the interpretation hereof or thereof.

                  Section 8.10. Counterparts. This Services Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  Section 8.11. Applicable Law. This Services Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Indiana without reference to the conflicts of laws rules or principles of any jurisdiction.

                  Section 8.12. Severability. In the event any provision, clause, sentence, phrase, or word hereof, or the application thereof in any circumstances, is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase, or word in any other circumstances.

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                  IN WITNESS WHEREOF, the parties have caused this Services
Agreement to be executed and delivered by their respective duly authorized officers, as of the date first above written.

                                     MARTIN YALE INDUSTRIES INC.

                                     By: _______________________________________
                                     ___________________________________________
                                              (Printed Name and Title)

                                     INDIAN - MARTIN, INC., a Nevada corporation

                                     By: _______________________________________
                                     ___________________________________________
                                              (Printed Name and Title)

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                                                                         ANNEX 1

                          DEFINITION OF OPERATING COSTS

Operating Costs shall include the following categories:

A.       Direct costs ("Direct Costs") of the Servicing Activities:

         - Costs or deductions for compensation, bonuses, and travel expenses attributable to employees directly engaged in performing the servicing

         - Materials and supplies directly consumed in rendering the servicing

         -        Other costs in connection with the servicing

B. Indirect costs that relate to the Direct Costs ("Indirect Costs") attributable to the Servicing Activities:

         - Including utilities, occupancy, supervisory and clerical compensation, and other overhead burden of the department incurring the Direct Costs. Indirect Costs also include an appropriate share of the costs relating to supporting department and other applicable general and administrative expense to the extent reasonably allocable to the Servicing Activities.

         - Excluded costs include interest expense and expenses of compliance with regulations or policies imposed upon the Servicer that are not directly related to the Servicing Activities.

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                                                                         Annex 2

                   REPORT OF SERVICING ACTIVITIES PROVIDED BY
               SERVICER TO IM, INC. PURSUANT TO SERVICES AGREEMENT

To:   [Name and Address]
From: [Name and Address]
Date: [Date]

                  You are receiving this Report pursuant to Section 2 of the Services Agreement (the "Services Agreement"), dated as of September 5, 2003, between Indian-Martin, Inc. and ________________ (the "Servicer"). Unless defined herein, capitalized terms that are used throughout this Report are defined in the Services Agreement.

                  During the period from [Date] to [Date] (the "Period"), the Servicer performed to following described Servicing Activities: ________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.
During the Period, the Servicer incurred Operating Costs in the following categories:

                         [List of Operating Categories]

                           [Total of Operating Costs]

                  Pursuant to the Services Agreement, the compensation due the Servicer for the Period is the total of Operating Costs and the Percentage Fee. Accordingly, the compensation due for this Period is $_______________ [Total of Operating Costs + Percentage Fee].

                  All supporting information with respect to the Operating Costs is in the Servicer's files. Please advise if you have any questions or comments about these matters.